As filed with the Securities and Exchange Commission on February 6, 2002
                                                      Registration No. 333-94513


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                           GENERAL SEMICONDUCTOR, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                      13-3575653
    (State of other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                      Identification Number)


                              10 Melville Park Road
                            Melville, New York 11747
                                 (631) 847-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Avi D. Eden
                           General Semiconductor, Inc.
                        c/o Vishay Intertechnology, Inc.
                               63 Lincoln Highway
                        Malvern, Pennsylvania 19355-2120
                                 (610) 644-1300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   Copies to:
                            Scott S. Rosenblum, Esq.
                             Abbe L. Dienstag, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

                                  -------------

      Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those General Semiconductor 5 3/4% convertible subordinated notes due 2006 and any shares of common stock into which such notes are convertible that remain unsold hereunder as of the date hereof.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                          DEREGISTRATION OF SECURITIES

      On January 12, 2000, General Semiconductor, Inc., a Delaware corporation, filed a registration statement on Form S-3 (No. 333- 94513) for purposes of registering $172,500,000 aggregate principal amount of General Semiconductor's 5 3/4% convertible subordinated notes due 2006 and 11,093,248 shares of General Semiconductor common stock into which those notes were convertible. On February 11, 2000, General Semiconductor filed an amendment to the Registration Statement and the Commission declared the Registration Statement effective. Since that time and from time to time, General Semiconductor has filed prospectus supplements under the Registration Statement for the benefit of holders of the notes not previously included as a "Selling Securityholder" under the Registration Statement.

      Pursuant to the terms of the Registration Rights Agreement that required General Semiconductor to file the Registration Statement, General Semiconductor is no longer required to keep the Registration Statement effective. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the notes and shares that remain unsold under the Registration Statement.



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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania on February 6, 2002.


                                    GENERAL SEMICONDUCTOR, INC.


                                    By: /s/ AVI D. EDEN
                                        ---------------------------------
                                       Avi D. Eden
                                       Executive Vice President
                                       and Vice Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



      Signature                      Title                        Date
      ---------                      -----                        ----

/s/ FELIX ZANDMAN            Chairman of the Board and         February 6, 2002
------------------------     Chief Executive Officer
Felix Zandman                (Principal Executive Officer)


/s/ AVI D. EDEN              Executive Vice President and      February 6, 2002
------------------------     Vice Chairman of the Board
Avi D. Eden


/s/ RICHARD N. GRUBB         Executive Vice President,         February 6, 2002
------------------------     Treasurer, Chief Financial
Richard N. Grubb             Officer and Director
                             (Principal Financial Officer
                             and Principal Accounting
                             Officer)